EXHIBIT 23

Consent of Independent Registered Public Accounting Firm

We consent to the incorporation by reference in the following Registration Statements:

(1)	Registration Statement (Form S-8 No. 33-46819) pertaining to the First Financial Bancorp. 1991 Stock Incentive Plan and in the related Prospectus,

(2)	Registration Statement (Form S-8 No. 333-86781) pertaining to the First Financial Bancorp. 1999 Stock Incentive Plan for Officers and Employees and in the related Prospectus,

(3)	Registration Statement (Form S-8 No. 333-86781) pertaining to the First Financial Bancorp. 1999 Stock Incentive Plan for Non-Employee Directors and in the related Prospectus,

(4)	Registration Statement (Form S-3 No. 333-35745) pertaining to the First Financial Bancorp. Dividend Reinvestment and Share Purchase Plan and in the related Prospectus,

(5)
Registration Statement (Form S-3 No. 333-156841) pertaining to the First Financial Bancorp. Fixed Rate Cumulative Perpetual Preferred Stock, Series A, common stock and common stock warrants, and in the related Prospectus,

(6)	Registration Statement (Form S-3 No. 333-153751) pertaining to the First Financial Bancorp. shelf registration for the sale of securities and in the related Prospectus,

(7)
Registration Statement (Form S-8 No. 333-168675) pertaining to the First Financial Bancorp. 2009 Employee Stock Plan and the First Financial Bancorp. 2009 Non-Employee Director Stock Plan and in the related Prospectus, and

(8)	Registration Statement (Form S-3 No. 333-173780) pertaining to the First Financial Bancorp. shelf registration for the sale of securities and in the related Prospectus;
of our report dated February 24, 2012, with respect to the consolidated financial statements of First Financial Bancorp. and the effectiveness of internal control over financial reporting of First Financial Bancorp. incorporated by reference in this Annual Report (Form 10-K) of First Financial Bancorp. for the year ended December 31, 2011.

 /s/ Ernst & Young LLP

Cincinnati, Ohio
February 24, 2012